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                                EXHIBIT 10.6

                             AMENDMENT NO. 7 TO
                           REIMBURSEMENT AGREEMENT


                This Amendment No. 7 to Reimbursement Agreement (this "Amendment") is made effective as of March 12, 1997 and is by and among Scotsman Group Inc., a Delaware corporation ("Scotsman Group"), Scotsman Industries, Inc., a Delaware corporation and the parent of Scotsman Group ("Scotsman Industries"), The First National Bank of Chicago (the "Bank"), and The Bank of Nova Scotia ("BNS") for the purpose of evidencing the replacement of BNS by the Bank under the Reimbursement Agreement (as defined below) .

                                 WITNESSETH:

                WHEREAS, Scotsman Group, Scotsman Industries and BNS are parties to a Reimbursement Agreement dated as of March 1, 1988, as amended (the "Reimbursement Agreement"), pursuant to which Scotsman Group has agreed to reimburse BNS for certain payments made by BNS in connection with an irrevocable letter of credit issued by BNS to provide funds for the payment when due of all principal of, and premium and interest on (or, in certain circumstances, the purchase price of) $9,250,000 aggregate principal amount of Industrial Revenue Refunding Bonds Series 1988 (King-Seeley Thermos Co. Project) (the "Bonds") issued by Allendale County, South Carolina (the "Issuer"); and
                WHEREAS, the Bank will issue a Substitute Letter of Credit (as defined in the Reimbursement Agreement) under the Indenture of Trust dated as of March 1, 1988, between the Issuer and Fleet National Bank, as trustee; and

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                WHEREAS, Scotsman Group agrees to reimburse the Bank for
payments made under such Substitute Letter of Credit in accordance with the terms of the Reimbursement Agreement, as amended by this Amendment; and

                WHEREAS, Scotsman Group, Scotsman Industries and BNS desire to amend the Reimbursement Agreement as hereinafter set forth;

                NOW THEREFORE, the parties agree as follows:

                Section 1. Amendment to Reimbursement Agreement. The Reimbursement Agreement is, as of the effective date of this Amendment, amended as follows:

        (i) (a) The definition of "Bank" is deleted from ARTICLE I of the Reimbursement Agreement in its entirety and replaced with the following:
                "Bank" means The First National Bank of Chicago.

                (b) The definition of "Credit Agreement" is deleted from
ARTICLE I of the Reimbursement Agreement in its entirety and replaced with the following:

                "Credit Agreement" means that certain Credit Agreement dated as of March 12, 1997 among Scotsman Group Inc. and certain affiliates thereof, Scotsman Industries, Inc., the financial institutions named therein, and The First National Bank of Chicago, as Agent, as amended, restated, supplemented or modified from time to time.

        (ii) Paragraph (c) of Section 2.1 of the Reimbursement Agreement is deleted in its entirety and replaced with the following:

                c. Extensions of Letter of Credit At any time prior to November 1 of each year, the Borrower may request that the Bank extend the Stated Expiration Date. If the Bank, in its sole discretion exercisable no later than sixty (60) days after receiving such request, agrees to extend the Stated Expiration Date as requested by the Borrower, the Bank shall do so by delivering the notice of extension attached to the Letter of Credit to the Borrower and the Trustee. Upon the delivery of the aforesaid notice of

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extension, the Stated Expiration Date shall be deemed to have been automatically extended for a one-year period from the then Stated Expiration Date. Each such extension shall, except as otherwise expressly provided in an amendment to this Agreement, be on the same terms and conditions as those set forth in this Agreement.

        (iii) Paragraph (f) of Section 6.1 of the Reimbursement Agreement is deleted in its entirety.

        (iv) Exhibit I to the Reimbursement Agreement is deleted in its entirety and there is inserted in its place the Form of Letter of Credit of the Bank attached to this Amendment as Exhibit A.

                Section 2. Assignment. As of the date hereof, BNS, without any representation, warranty or liability whatsoever, hereby irrevocably conveys, assigns and transfers to the Bank all of its right, title and interest under the Reimbursement Agreement and the Bank hereby irrevocably accepts such assignment from BNS on and as of the date hereof.

                Section 3. Reaffirmation. Each of Scotsman Group and Scotsman Industries hereby (i) acknowledges that the Bank is hereby made a party to the Reimbursement Agreement and (ii) reaffirms that its obligations under the Reimbursement Agreement continue in full force and effect (x) with respect to the Reimbursement Agreement and (y) as to the Bank as if the Bank were an original party thereto.

                Section 4. Representations and Warranties of Scotsman Group and Scotsman Industries. Scotsman Group and Scotsman Industries represent and warrant that the execution, delivery and performance by Scotsman Group and Scotsman Industries, respectively, of this Amendment have been duly authorized by all corporate action and that this Amendment is a legal, valid and binding obligation of Scotsman Group and Scotsman Industries, respectively, enforceable


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against them in accordance with its terms, except as enforcement may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                Section 5. Additional Indemnification. In addition to any payments which may be due from time to time pursuant to Section 8.4 of the Reimbursement Agreement, each of Scotsman Group and Scotsman Industries agrees to pay any amounts which may be payable to the Bank in connection with the transactions contemplated by the Reimbursement Agreement, as amended hereby, pursuant to Section 9.6 of the Credit Agreement, which Section 9.6 (together with all related definitions), is incorporated by reference herein and made a part hereof.

                Section 6.  Reference to and Effect on the Reimbursement
Agreement.

                (a) Upon the effectiveness of this Agreement, on and after the date hereof each reference in the Reimbursement Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Reimbursement Agreement as amended.

                (b) Except as specifically amended, the Reimbursement Agreement shall remain in full force and effect.

                Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois (without regard to conflicts of laws provisions thereof).

                Section 8. Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

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                IN WITNESS WHEREOF, the parties to this Amendment have caused it to be executed by their duly authorized representative officers as of the date first above written.

SCOTSMAN INDUSTRIES, INC.                       SCOTSMAN GROUP INC.


By: /s/ R.C. Osborne                            By: /s/ R.C. Osborne
   --------------------------------                ----------------------------
Title: President & CEO                          Title: President
      -----------------------------                   -------------------------

THE FIRST NATIONAL BANK OF CHICAGO


By: /s/ Julia A. Bristow
   --------------------------------
Title: Vice President
      -----------------------------


THE BANK OF NOVA SCOTIA

By: /s/ F.C.H. Ashby
   --------------------------------
Title: Senior Manager Loan Operations
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